                                                                EXHIBIT 10.61

                                LEASE AGREEMENT

                                      PPD

                                   ARTICLE I

                          FUNDAMENTAL LEASE PROVISIONS

          1.1    SUBJECTS REFERRED TO.

          Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

BUILDING PPD Building to be constructed at the Building Address specified below
             ------------------------------------------------------------------
BUILDING ADDRESS   Independence Boulevard and 17th Streets, Wilmington, North
Carolina           ----------------------------------------------------------
- --------
TENANT   Pharmaceutical Product Development, Inc.
         ----------------------------------------------------------------------

TENANT'S REPRESENTATIVE    Dr. Fred Eshelman
                        -------------------------------------------------------

TENANT'S ADDRESS (NOTICE & BILLING)       (same as above)
                                   --------------------------------------------

LANDLORD      BBC Family  Limited Partnership
        -----------------------------------------------------------------------

LANDLORD'S REPRESENTATIVE Mr. Scott C. Sullivan
                          -----------------------------------------------------

MANAGING AGENT _BBC Family Limited Partnership
LANDLORD'S & MANAGING AGENT'S ADDRESS  1201 Glen Meade Road, Wilmington, N.C.
28406  910/762-2676                    --------------------------------------
- --------------------

TENANT'S RENTABLE SQUARE FEET ("RSF")     70,602
                                     -----------
BUILDING TOTAL RSF 70,602
                   ------

TERM COMMENCEMENT DATE see Section 2.2.1
                       -----------------

TERM EXPIRATION DATE see Section 2.2
                     ---------------

                                             Annual                 Annual                Annual
  RENT                  Lease Year          Base Rent             Operating             Total Rent
                        ----------           per RSF              Expenses                per RSF
                                            ---------               per RSF             ----------
                                                                  ---------
                           1                $12.97                  $2.35                 $15.32
                           2                $13.35                  $2.42                 $15.77
                           3                $13.76                  $2.49                 $16.25
                           4                $14.17                  $2.57                 $16-74
                           5                $14.60                  $2.64                 $17.24
                           6                $15.04                  $2.72                 $17.76
                           7                $15.49                  $2.81                 $18.30
                           8                $15.95                  $2.89                 $18.84
                           9                $16.43                  $2.98                 $19.41
                           10               $16.92                  $3.07                 $19.99


TENANT'S "TOTAL RENT" AS USED HEREIN MEANS THE SUM OF TENANT'S BASE RENT AND TENANT'S OPERATING EXPENSES

TENANT'S ALLOCABLE SHARE WHERE APPLICABLE      100.0  %
                                          ------------

SECURITY DEPOSIT   One Month's Total Rent Determined Using the first
                   -------------------------------------------------
Year of the Lease Term
- ----------------------

PERMITTED USE      General Office Use
             ---------------------------------------------------------------

INSURANCE REQ'TS:BODILY INJURY $5,000.000 PROPERTY DAMAGE $5,000,000 ($1,000,000 base policy, with $4,000,000 umbrella)

     1.2 EXHIBITS.

     The exhibits listed below are incorporated into and form a part of this lease:

EXHIBIT     A          Legal Description of the Property  . . . . . . . . . . . . . . . . . . . . Page  34

EXHIBIT     B          Site Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Page  35

EXHIBIT     C          Plans and Specifications   . . . . . . . . . . . . . . . . . . . . . . . . Page  36

EXHIBIT     D          Landlord's Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . Page  37

EXHIBIT     E          Rules and Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . Page  40

EXHIBIT     F          Janitorial Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . Page  41

EXHIBIT     G          UCB Building Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . Page  43

     1.3 SPECIAL PROVISIONS.

1.3.1 Renewal Options. As long as there has not been an uncured event of default, Landlord will grant Tenant the right to renew this lease for two periods of five (5) years each under the following terms and conditions. Tenant must notify Landlord at least one hundred eighty (180) days in advance of the Term Expiration Date of Tenant's desire to exercise its right to renew this Lease for the first-five year renewal term, and Tenant must notify Landlord at least one hundred eighty (180) days in advance of the last day of the first five-year renewal term of Tenant's desire to exercise its right to renew this Lease for the second five-year renewal term. Tenant and Landlord shall be bound by all of the terms and conditions of this Lease during each renewal term except for Total Rent as hereinabove defined, which shall be increased for each Year of each renewal term by an amount equal to three percent (3%) of the Total Rent for the preceding Year of the Lease term. As used in this paragraph 1.3.1 "Year" means each twelve-month period beginning on the day of the calendar year on

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

which the Term Commencement Date falls and ending on the day of the calendar year preceding the date on which the Term Commencement Date falls.

1.3.2. UCB Building Leases. Effective the Term Commencement Date of this Lease, as hereinafter defined, Landlord will assume the obligations for Tenant's existing lease obligations in the United Carolina Bank Building, Wilmington, North Carolina (the "UCB Building Leases") listed in Exhibit G attached as more specifically provided for and governed by Separate Agreements in the form of amendments to the UCB Building Leases of even date between Landlord, Tenant and the landlord under the UCB Building Leases, which Separate Agreements also assure Tenant's right to occupy the premises subject to the UCB Building Leases until the Term Commencement Date. Tenant may set off against the Total Rent hereunder any obligations for rent (including termination fees) accrued under the UCB Building Leases which Landlord assumes under the Separate Agreements including Tenant's costs of defending against such payment obligations.

1.3.3. Base Rent Reduction. As long as the Project Budget remains as shown in Exhibit C and there has not been an uncured event of default, Tenant's Annual Base Rent per RSF hereunder shall be reduced to the extent that the cost of the Project is less than the Project Budget, at the rate of $0.10 per rentable square foot for every $100,000.00 in cost reduction, other than a cost reduction resulting from the Project Budget item in the amount of $350,000 for "Lease Buy Out (Cap)."

                                   ARTICLE II

                              PREMISES AND TERM

     2.1 PREMISES.

     Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord upon the terms and conditions herein stated that certain real property, together with the improvements and the Building hereafter to be erected thereon (the "Premises") as more specifically shown on:

     EXHIBIT A Legal Description of the Property
     EXHIBIT B Site Plan
     EXHIBIT C Plans and Specifications with Project Budget

     Landlord agrees Lo construct at Landlord's sole cost and expense and at no expense whatsoever to Tenant, the Premises in substantial compliance with the plans and specifications (the "Plans") identified and described in Exhibit C hereto. The construction of the Building and related improvements on the

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Building is sometimes herein referred to as the "Project." Any additional detail and value engineering to be performed in connection with and pursuant to the Plans, shall be mutually agreed upon in advance by Landlord and Tenant. Specifically, Landlord and Tenant shall work cooperatively and in good faith with each other and the general contractor and architect in the design/build process to incorporate any Building Permit ("BP") requirements into Exhibit C without exceeding the budgeted construction amounts of construction costs set forth in the Project Budget, including the shell and interior upfit.

     Construction shall be done in accordance with applicable building codes, laws and regulations, and in a good, substantial and workmanlike manner, and all materials used will be of appropriate grade and quality for the use for which they are employed. Landlord guarantees for a period of one (1) year after the Term Commencement Date that any details of construction of the building found to be deficient shall be promptly replaced or remedied without charge to Tenant. Landlord also guarantees for a period of two (2) years after the Term Commencement Date that any latent defects of initial construction of the Building not reasonably discernible within the first year which become obvious within such two-year period shall be promptly replaced or remedied without charge to Tenant. Landlord shall have no further liability for patent defects one year after the Term Commencement Date and no further liability for latent defects two years after the Term Commencement Date, but such release from liability for said patent and latent defects shall not be construed in any way to diminish Landlord's liability for items included in Operating Expenses under Section 4.2.1 hereof. Landlord shall assign to Tenant any equipment warranties available to Landlord.

     All of the fixtures, partitions, equipment (telephone, office, and otherwise), and other personal property required by Tenant in the operation of its business shall be supplied, constructed, and installed by Tenant at its sole expense and shall be referred to hereinafter as "Tenant's Property". It is agreed that Tenant's Property shall not be subject to the lien of any mortgage or deed of trust of Landlord, and may be removed from the Premises by Tenant at its option, on the termination of this Lease or up to thirty (30) days thereafter, provided Tenant shall pay the cost of any repairs to the Premises necessitated by any said removal.

     2.2 TERM.

     2.2.1 The Term. The Term of this Lease shall commence upon the Term Commencement Date, and shall continue for a period of ten (10) years. The Term Expiration Date shall be ten (10) years (120 months) after the Term Commencement Date, unless extended by Tenant's exercise of its renewal rights under Section 1.3.1.

     The Term Commencement Date shall be the date when the Premises have been substantially completed and Tenant can take possession of the entire Premises without violating any permits, ordinances or other laws applicable to the construction and occupancy of the Premises. If Landlord and Tenant cannot agree upon the Term Commencement Date, said determination shall be made by the architect for the Project. Notwithstanding the foregoing, Tenant shall be entitled to take possession of portions of the Building as same become available for occupancy prior to the Term Commencement Date, provided such occupancy by Tenant shall not be in violation of any applicable permits, ordinances or laws. If Tenant shall take possession of a portion or portions of the Building prior to the Term Commencement Date, Tenant shall pay as rent for any portion or portions of the Building occupied by Tenant prior to the Term Commencement Date the Total Rent for the portion or portions of the Building occupied based upon the rentable square feet occupied as same bears to the Building Total RSF, less rent, if any, payable by Tenant under any UCB Building Lease after the leased space thereunder has been vacated by Tenant in order to occupy a portion of the Building prior to the Term Commencement Date, plus those Separately Paid Expenses of Utilities, Janitorial Services, Tax Impositions for the portion or portions of the Building occupied by Tenant and Insurance (which is not then already provided under the general contractor's builder's risk policy), all as hereinafter defined in Article IV. Landlord agrees to use its best efforts to substantially complete construction of the Building and other improvements on the Premises and to deliver possession of the Premises to Tenant on or before October 31, 1996, which date shall, however, be extended for a period equal to that of any delays due to government relations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty, loss or other causes reasonably beyond the control of Landlord, its contractors and/or subcontractors. Notwithstanding any of the foregoing provisions, if Landlord fails to substantially complete construction and deliver possession of the Premises to Tenant on or before December 31, 1996 (Outside Delivery Date), Tenant, at its option, may terminate this Lease by giving written notice to Landlord after this date unless Landlord, prior to December 31, 1996 makes available to Tenant at Landlord's expense temporary accommodations acceptable to Tenant which will permit Tenant to continue its business in the normal course without disruption. In addition, if Landlord fails to substantially complete construction and deliver possession of the Premises to Tenant on or before December 1, 1996, then on December 1, 1996, and on each day thereafter Landlord shall pay Tenant the sum of $5,000 until Landlord shall have substantially completed construction and delivered possession of the Premises to Tenant; provided, however, that nothing in this sentence shall be construed to deprive Tenant of its option to terminate the Lease after December 31, 1996 as provided in the immediately preceding sentence unless Landlord

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supplies the accommodations acceptable to Tenant as described above.

     2.2.2 Condition Precedent to Lease. Notwithstanding any of the foregoing provisions of this Lease, it is acknowledged and agreed that the obligations of Landlord and Tenant hereunder are expressly conditioned upon the issuance by the City of Wilmington of a BP permitting the construction of the Premises as contemplated hereunder, together with any additional permits, site plans and other governmental approvals that may be required from time to time by the City of Wilmington. In the event all such permits are not reasonably assured on or before ninety (90) days from the date of execution of this Lease (or such earlier date after execution of this Lease if it is reasonably certain that in no event can the required governmental approval be obtained), either party may so elect to terminate this Lease by giving written notice to the other party, upon the occurrence of which this Lease shall be deemed to be of no further force and effect, and the parties shall have no further obligations hereunder.

                                  ARTICLE III

                                 REPRESENTATION

     3.1 REPRESENTATIVES.

     Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.

     3.2 LANDLORD AND TENANT RELATIONSHIP

     This Lease shall create the relationship of lessor and lessee between Landlord and Tenant; no estate shall pass out of Landlord and this Lease shall not be subject to levy and/or sale and shall not be assignable by Tenant except as provided in Section 6.1.5 hereof. Nothing herein contained shall be deemed to create any relationship between the parties such as creating the relationship of principal and agent or of partnership and joint venture between the parties other than the relationship between Landlord and Tenant.

     3.3 REPRESENTATIONS

     Tenant acknowledges that neither Landlord nor Landlord's employees or contractors have made any representations or promises with respect to the Premises or this Lease except as expressly set

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

forth herein and that Tenant shall have no claim, right or cause of action based on or attributable to any representation or promise, allegedly made by Landlord, its agents, employees or contractors which is not expressly set forth herein. Attached as Exhibits B and C are the Site Plans and the Plans for the Project made by Landlord's architect. Landlord and Tenant acknowledge the Plans are acceptable subject to adjustments per final requirements of the BP or other governmental permits and subsequent mutual agreement to amend same. Landlord and Tenant shall use their best efforts and work cooperatively with each other, the architect and general contractor to make construction of the Project conform as closely as possible with the Plans, remain within the Project Budget, and meet all requirements of the BP.

     3.4 LANDLORD'S LIABILITY

     It is understood and agreed that there shall be no personal liability as to Landlord or any partner of Landlord in respect to any of the covenants, conditions, or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of the Premises.

                                   ARTICLE IV

                                      RENT

     Tenant's rent obligations to Landlord herein are the sum of Total Rent hereinabove defined and Additional Rent defined below.



     4.1 PAYMENTS OF BASE RENT, OPERATING EXPENSES AND ADDITIONAL RENT.

     Tenant agrees to pay to Landlord, in advance and without any notice, demand, offset or reduction whatsoever, the sum of Annual BASE RENT per RSF and Annual Operating Expenses per RSF (the Total Rent per RSF) in equal monthly installments, or as adjusted pursuant to the terms hereof, on or before the first day of each calendar month included in the Term, and for any portion of a calendar month at the beginning or end of the Term, at the rate payable for such portion as specified in Section 1.1 of the Lease. In addition, Tenant agrees to pay all other sums required to be paid by Tenant under the provisions of this Lease (the "Additional Rent") including but not limited to the Separately Paid Expenses defined in Section 4.2.1 below, upon invoice or notice and as such shall become due.





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


     4.2   OPERATING EXPENSES

     4.2.1 General. "Operating Expenses" are those costs associated with operating the Building and Premises as described below but not including those other items separately paid of Tax Impositions, Insurance Costs, Utilities and Janitorial Services, which are referred to as "Separately Paid Expenses". It is the agreement of Landlord to have Tenant pay an agreed upon dollar amount toward operating expenses of the Building with the exception of the Separately Paid Expenses and any other Additional Rent items described herein. Any actual costs of operating expenses in excess of Tenant's payments will be paid by Landlord. The Separately Paid Expenses described below shall be paid by Tenant directly or reimbursed to Landlord as Additional Rent upon invoice by Landlord.

     Operating Expenses will include: (a) compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in operating, maintaining, or cleaning the Building and lot, other than cleaning paid for by Tenant as Janitorial Services; (b) steam, water, sewer, electric, gas, telephone, and other utility charges for the Building and lot not billed directly to Tenant by Landlord or the utility and not included in Utilities defined below; (c) costs of building and cleaning supplies and equipment (including rental); (d) cost of maintenance, exterior cleaning and repairs; (e) cost of snow plowing or removal, or both, and care of landscaping; (f) payments to independent contractors under service contracts for operating, managing, maintaining and repairing the Building and lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); and (g) all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance and repair of the Building and lot, or either. Some of the services to be provided by Landlord are more specifically set forth in Exhibit D attached, but nothing in said Exhibit D shall be construed to limit the obligations of Landlord included in Operating Expenses as set forth in this Section 4.2.1. Nothing herein shall be deemed to release Tenant from its obligations under Section 6.1.15 below.

     4.2.2 Accounting Period. Landlord shall have the right from time to time to change the periods of accounting with respect to Landlord's pro-rated hulling of Separately Paid Expenses. In all Landlord's Statements, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's reasonable estimate, and with respect thereto Landlord shall render promptly after a determination a supplemental Landlord's Statement, and appropriate adjustment shall be made

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

according thereto. If the Lease expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of
(a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

     4.3 TAX IMPOSITIONS.

     Tenant shall pay before they become delinquent all taxes and assessments of any kind and nature whatsoever (collectively, the Tax Impositions) levied or assessed against the Premises or any part thereof. The term Tax Impositions shall mean and include all assessments or charges paid or incurred by Landlord for public betterments or improvements, fire or water line taxes, ad valorem real estate and/or personal property taxes, or any other tax on rents or real estate as such (other than income taxes thereon) from time to time directly or indirectly assessed or imposed upon the Premises and/or the property, furniture, fixtures, and equipment used in the operation, maintenance or repair of the Premises, including, when done at the request of Tenant, all costs and fees paid or incurred by Landlord in contesting, or in negotiating with, the public authorities as to the amount of such assessments, charges or taxes or the basis upon which the same shall be assessed. If Landlord does not desire to contest or negotiate such matters, Landlord may delegate such opportunity to do so to Tenant. If the tax bills are sent to Landlord, Landlord shall promptly notify Tenant of taxes due and shall provide Tenant with a copy of the bill, statement or invoices. Tenant shall furnish to Landlord not later than twenty (20) days before the date of any said taxes becoming delinquent, official receipts of the appropriate taxing authority or other evidence satisfactory to the Landlord evidencing payment thereof. If Tenant shall fail to pay any such taxes within the time period described herein, Landlord may, but shall not be required to, pay such taxes. Any sums paid by Landlord, or the taxes, penalty or interest, shall be deemed to be Additional Rent owed by Tenant to Landlord, due and payable on written demand by Landlord together with interest thereon at the rate of the prime rate as shown by NationsBank of North Carolina, N.A., plus one (1%) percent.

     All taxes on the Premises shall be prorated between the Landlord and Tenant on the basis of a 365 day year with respect to the tax years in which this Lease commences or terminates. Tenant shall pay that part of the taxes attributable to the portion of the tax year covered by this Lease.



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

     Tenant shall also pay before delinquency all taxes, assessments, license fees and other charges that are levied and assessed against Tenant's personal property installed or located in or on the Premises.

     The foregoing provisions to the contrary notwithstanding, it is understood and agreed that any and all assessments or charges for public betterments or improvements, ad valorem real estate taxes or other taxes on business or personal property or any other tax on real estate or business or personal property as such from time to time directly or indirectly assessed or imposed upon or with respect to any alterations, additions or improvements made to the Premises by Tenant or under its direction or with respect to any property of Tenant therein shall be borne and paid entirely by Tenant and, if any of said items or any portion thereof shall be paid by Landlord, Tenant shall reimburse Landlord for the same as Additional Rent immediately upon receipt by Tenant of written demand therefore from Landlord.

     4.4 INSURANCE COSTS.

     Tenant shall reimburse Landlord as Additional Rent for all insurance which the Mortgagee, hereinafter defined, may require be maintained by Landlord from time to time on the Premises, or which Landlord may reasonably maintain on the Premises if there is no Mortgagee including, but not limited to, all risk, fire and extended coverage insurance, rental loss insurance, general liability insurance as set forth in Section 6.1.7, workmen's compensation insurance in the amount required in Section 6.1.8, and insurance against liability for defamation and claims for false arrest.

     4.5 UTILITIES.

     Tenant shall have its direct electrical usage separately metered for all types of use including but not limited to 277/408 volt and 120/208 volt services and Tenant's mechanical or HVAC use. Such items will be metered separately from other building services and shall be deemed to be "Direct Electric Use". Landlord shall deliver to Tenant an accounting of the electrical usage for each billing period which shall show the meter readings and the millage rate charged Landlord by the utility for such usage. Tenant shall pay to Landlord as Additional rent within ten (10) days of receipt of Landlord's notice the cost of Tenant's Direct Electric Use. Landlord will not charge any fees or profits associated with any such electrical usage. Tenant shall pay only its proportionate share at the direct cost to Landlord from the providing utility. Tenant also shall pay to the providing utility, or to Landlord within ten (10) days of receipt of Landlord's notice of the cost, as applicable, the cost of telephone, water, sewer, trash removal

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and other similar such charges arising from Tenant's occupancy and use of the
Building. To the extent reasonably possible, all items to be paid by Tenant under this Section 4.5 will be billed directly to Tenant by the service provider.

     4.6 JANITORIAL SERVICES

     Tenant shall provide and pay for all Janitorial Services described in Exhibit F.

     4.7 AMOUNTS DUE UPON TERMINATION.

     Notwithstanding any expiration or termination of this Lease (except in the case of cancellation by mutual agreement or as otherwise stated herein), Tenant's obligation to pay Total Rent, Separately Paid Expenses and all other items of Additional Rent under this Lease shall continue and shall cover all periods up to the Term Expiration Date. Tenant's obligation to pay any and all such amounts under this Lease, and Landlord's and Tenant's obligations to make the adjustments referred to above, shall survive any expiration or termination of this Lease. Except in the case of cancellation by mutual agreement between Landlord and Tenant, any and all sums due and owed to Landlord by Tenant under this Section 4.7 shall be reduced by the amount(s) paid to Landlord by any subsequent tenant(s) occupying the Premises, less Landlord's direct costs of lease commissions, attorney fees, tenant improvements, and/or other direct costs to enter into a lease agreement(s) with a subsequent tenant(s).

     4.8 LATE CHARGES.

     In the event that Tenant fails to pay any sum due under any provisions of this Lease (including, without limitation, Total Rent, Additional Rent, or any other costs, charges, or reimbursements provided for herein) when due as herein provided, then, such sum shall bear interest at the highest legal rate not to exceed eighteen (18%) percent per annum calculated from said due date. The payment of such interest shall not excuse or cure any default by Tenant under this Lease. Tenant shall, in addition, pay a late charge of 5% (five percent) for processing of late payments. Such interest and late charges shall be considered Additional Rent under the provisions hereof, the non-payment of which shall be considered a default on the part of Tenant and shall entitle Landlord to exercise all of its rights and privileges hereunder.





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                                   ARTICLE V

                              LANDLORD'S COVENANTS

     5.1   LANDLORD'S COVENANTS DURING THE TERM.

     5.1.1 Repairs and Maintenance by Landlord. Except as otherwise provided herein, Landlord at its cost shall maintain in good condition, the structural parts of the Premises, including the roof, repair of roof leaks, foundations, and load bearing and exterior walls. Upon written notice given by Tenant of the need for repairs of which Landlord is responsible hereunder, Landlord shall promptly repair the Premises in a good, workmanlike manner. Landlord shall have 30 days after notice from Tenant to commence to perform its obligations hereunder, except that Landlord shall perform its obligations immediately if the nature of the problem presents a hazard or emergency. If Landlord fails to perform its obligations within the time limits herein provided, or, if the repair requires a period of time greater than 30 days and Landlord is not diligently pursuing repair, Tenant may perform the repair and shall have the right to be reimbursed by Landlord within 30 days after written demand for the sum Tenant reasonably expends in the performance thereof, or, at Tenant's option, Tenant may deduct the actual incurred direct cost from Total Rent hereunder.

     5.1.2 Quiet Enjoyment. Landlord has the right to make this Lease and Tenant, on paying its financial obligations and performing its contractual obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

     5.1.3 Indemnity. Landlord shall defend, save harmless, and indemnify Tenant from any liability for injury, loss or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees) arising out of or connected with Tenant's occupancy or use of the Premises and (i) resulting from the willful act or negligence of Landlord, or (ii) resulting from the failure of Landlord to perform and discharge its covenants and obligations under this Lease.

     5.2 INTERRUPTIONS.

     Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of reasonable inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes authorized in this Lease, or for repairing

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

the Premises or any portion thereof. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in
Section 5.1.1 above or Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     Landlord reserves the right, within reason, to cease any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                   ARTICLE VI

                               TENANT'S COVENANTS

     6.1 TENANT'S COVENANTS DURING THE TERM.

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises the following:

     6.1.1 Tenant's Pavements. Tenant shall pay when due all Total Rent and Additional Rent, as adjusted as herein provided for.

     6.1.2 Repairs and Surrender bv Tenant. Except as provided in Section 5,1.1. and Section 4.2, Tenant shall keep the Premises in good condition. Tenant shall either notify Landlord or Landlord's management agent of needed repairs or maintenance as provided in Section 4.2, or if Tenant does not so notify Landlord, Tenant shall itself make all repairs to the interior and exterior of the Premises, including painting and other cosmetic repairs and replacements to the Building, interior partitions, doors, fixtures and equipment, (including electrical, lighting, heating, air conditioning and plumbing fixtures and windows) . Upon written notice given by Landlord of the need of repairs for which Tenant is responsible hereunder which repairs are outside the scope of Section 4.2, Tenant shall promptly repair the Premises in a good, workmanlike manner. Tenant shall have 30 days after notice from Landlord to commence performance of obligations hereunder, except Tenant shall perform its obligations immediately if the nature of the problem presents a hazard or emergency. If Tenant fails to perform its obligations within the time limits herein provided, or, if the repair requires a period of time greater than 30 days and Tenant is not diligently pursuing repair, Landlord may perform the obligations and Landlord shall have the right to be reimbursed by Tenant within 30 days after written demand for the sum Landlord reasonably expends for the performance thereof. At the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all changes or additions therein in as good order, repair and condition as they were when received, reasonable wear and tear excepted.
Tenant shall leave the Premises clean and neat, Landlord reserving the right to perform upon Tenant's failure to do so and deduct all costs from Tenant's security deposit or to bill Tenant as Additional Rent for such cost. Nothing contained in this Section 6.1.2 shall be construed to be a general covenant on the part of Tenant or to diminish Landlord's obligations under Section 4.2 hereof or Exhibit D attached.

     6.1.3 Occupance and Use. During the term of this Lease, Tenant shall use and occupy the Premises only for the Permitted use, and not to injure or deface the exterior or interior of the Premises, nor to permit in the Premises any nuisance or the emission from the Premises of any objectionable noise or odor, nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to render necessary any alteration or addition to the Premises. Tenant shall comply with all rules and regulations as noted by Landlord and as outlined in Exhibit E.

     6.1.4 Safety Appliances. Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public or private authority having jurisdiction over the Premises (including insurance underwriters or rating bureaus) because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Use.

     6.1.5 Assignment and Subletting. Tenant shall not assign this Lease without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant also shall not, without the prior written consent of Landlord which shall not be unreasonably withheld or delayed, make any sublease, nor to permit occupancy of the Premises or any part thereof by anyone other than Tenant voluntarily or by operation of law, except in the case that such subletting is to Tenant's subsidiaries, affiliates, and organizations directly associated with Tenant, in which case Landlord's consent shall not be required. Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. No assignment or subletting, and no conduct or course of dealing by Landlord, Tenant, or any such assignee or sublessee shall affect the continuing primary liability of Tenant to perform and pay in accordance with the terms of this lease (which, following assignment, shall be joint and several with the assignee) and no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Tenant and each assignee hereof, upon such assignment, will sign an agreement reasonably acceptable to Landlord which includes the terms of the foregoing sentence before such assignment shall be effective.

     6.1.6 Indemnity. Tenant shall defend save harmless, and indemnify Landlord from any liability for injury, loss or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees) arising out of or connected with Tenant's occupancy or use of the Premises, unless such injury, loss or damage is due to the willful act or negligence of Landlord or results from the failure of Landlord to perform and discharge its covenants and obligations under this Lease.

     6.1.7 Tenant's Liability Insurance. During the term of this Lease, Tenant shall maintain public liability insurance with respect to the Premises only in amounts which initially shall be at least equal to the limits set forth in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes. such insurance shall name Landlord and the Mortgagee, if any, as an additional insured. Tenant shall furnish Landlord with the certificates thereof upon request.

     6.1.8 Tenant's Worker's Compensation Insurance. Tenant shall keep all Tenant's employees working in the Premises covered by worker's compensation insurance in the required statutory amounts. Such insurance shall name Landlord as an additional insured, if permitted by law, and Tenant shall furnish Landlord with certificates thereof upon request.

     6.1.9 Landlord's Right of Entry. Tenant shall permit Landlord and Landlord's agents entry to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements and/or remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not permitted by the Rules and Regulations set forth in Exhibit E or not otherwise consented to in writing by Landlord. Landlord may show the Premises to prospective tenants during the six
(6) months preceding expiration of the Term or any renewal thereof and may show the Premises to prospective purchasers and mortgagees at all reasonable times.

     6.1.10 Loading. During the Term of this Lease, Tenant shall not place any load upon the Premises which exceeds the designed capacity of the applicable portion of the Premises as set forth in the Plans without Landlord's prior written consent, it being Tenant's responsibility Lo determine and to notify Landlord of any intended use which may exceed the Premises, designed capacity. Tenant shall not move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner as Landlord shall in each instance approve; nor shall Tenant allow business machines and mechanical equipment which create vibration or noise that may be transmitted to the Building structure or to any other space in the Building to operate in the Building unless said items are placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration and/or noise eliminators sufficient to eliminate such vibration or noise in Landlord's opinion.

     6.1.11 Tenant's Property. Tenant shall solely assume the risk of loss of all the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through, or under Tenant, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, anywhere on the Premises. If the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft, or from any other cause, Tenant shall hold Landlord harmless for the loss or damage thereto; provided, however, that Tenant shall not be responsible nor does Tenant agree to hold Landlord harmless under this
Section 6.1.11 for the loss or damage to the above-referenced items in the event such loss or damage is occasioned in whole or in part by (i) intentional willful acts or (ii) grossly negligent acts or omissions of Landlord, its agents, servants, assigns, and employees.

     6.1.12 Labor or Materialmen's Liens. Tenant shall pay promptly when due the entire cost of any work done on the Premises by Tenant or its agents, employees, or independent contractors. Tenant shall not cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises, and shall immediately discharge any such liens which may so be attached.

     6.1.13 Changes or Additions. During the term of this Lease, Tenant shall not make any structural or permanent changes or additions to the Premises without Landlord's prior written consent, provided that Tenant shall reimburse Landlord for all reasonable costs incurred in reviewing Tenant's proposed changes or additions.

     6.1.14 Holdover. Tenant shall pay to Landlord one and one-half (1 1/2) times the total of the Total Rent, as adjusted, and the Additional Rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the Term Expiration Date, including extension thereof by renewal of the Term as provided in Section 1. 3. 1, of this Lease, whether by lapse of time or otherwise, and shall also pay all damages sustained by Landlord on account thereof. The provisions of this subsection shall not operate as a waiver by Landlord of any rights or remedies provided in this Lease.

     6.1.15 Repairs and maintenance by Tenant. Tenant shall promptly repair all damage or injury to the Premises, caused by any act or negligence of Tenant, its agents, employees, licensees, invilees or visitors.

     6.1.16 Tenant' s obligation for Timely Response. During the period from the execution of this Lease to Tenant's occupancy in the Premises and specifically during the period of the general contractor's construction of the Premises, Tenant shall have ten (10) business days to provide any documentation, input, or decision Landlord requires from Tenant. If Tenant does not deliver such documentation, input, or decision within this ten (10) business day period, Landlord may unilaterally make such determination as is required to keep delivery of the Premises on schedule. This Section is intended to ensure on-time delivery of the Premises and that Tenant by virtue of delaying any decision required on its part, such as but not limited to interior floor plans, selection of materials such as carpet and paint, and other detail construction items and finishes, does not delay delivery of the Premises.

                                  ARTICLE VII

                              CASUALTY AND TAKING

     7.1 CASUALTY TO PREMISES.

     If the Premises are damaged by fire or other casualty, but are not rendered untenable for Tenant' s business, either in whole or in part, Landlord shall cause such damage to be repaired without unreasonable delay and neither the Total Rent, as adjusted, nor any Additional Rent shall be abated or reduced. If, by reason of such casualty, the Premises are rendered untenable, either in whole or in part, as determined by Landlord for the Permitted Use, Landlord shall cause the damage to the Premises to be repaired or replaced without unreasonable delay, and, in the interim, the Total Rent, as adjusted, and any Additional Rent shall be proportionately reduced in the same ratio as the portion of the Premises which are rendered untenable. Any such abatement of rent shall not, however, create an extension of the Term; provided, however, if, by reason of such casualty, the Premises are rendered untenable in some material portion as determined by Landlord acting in good faith and the amount of time required to repair the damage using due diligence is in excess of one hundred twenty (120) days, then either party shall have the right to terminate this Lease by giving written notice of termination within thirty (30) days after the date of casualty, and the Total Rent, as adjusted, and all Additional Rent shall abate as of the date of such casualty in proportion to the portion of the Premises rendered untenable.

     Except as provided in this section, there shall be no obligation of Landlord to rebuild or repair in case of fire or other casualty and no termination under this section shall affect any rights of Landlord or Tenant hereunder because of prior default of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty occurring in the Premises.

     7.2 CONDEMNATION

     7.2.1.   As used in this Section 7.2:

     (a) "Condemnation" shall mean the (i) exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor under a power of eminent domain or (ii) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending;

     (b) "Date of Taking" shall mean the date the Condemnor acquires any interest or right in and to the Premises;

     (c) "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation;

     (d) "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation; and

     (e) "Taking" shall mean any acquisition by a Condemnor of any right appurtenant or interest in and to the Premises by virtue of a condemnation.

     7.2.2 Total Taking. If the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking.

     7.2.3 Partial Taking. If any portion of the Premises is taken by Condemnation, this Lease shall remain in effect, except that either Landlord or Tenant may elect to terminate this Lease if twenty five percent (25%) or more of the Building is taken and such Taking shall materially impair the normal operation of the Premises or Tenant's business.

     If the parking area adjacent- Lo the Building is taken by Condemnation, this Lease shall remain in full force and effect, except that if forty percent
(4096) or more of the parking area adjacent to the Building is taken and such Taking causes Tenant's use of the Premises to become a non-conforming use under the zoning ordinances of Wilmington, either party shall have the election to terminate this Lease.

     If either party elects to terminate this Lease pursuant to this Section 7.2.3, then the party exercising such election shall give written notice to the other within thirty (30) days after the Date of Taking. The date of termination of the Lease under this election shall be the Date of Taking. If either party does not elect to terminate this Lease within the thirty (30) day period, this Lease shall continue in full force and effect except that in the case of a partial Taking of the Premises, the Total Rent, as adjusted, and Additional Rent shall be proportionately and equitably adjusted.

     7.2.4 Landlord's Election to Prevent Lease Termination. if Tenant elects to terminate this Lease pursuant to Section 7.2.3, Landlord may elect to restore the remaining Premises or parking area so that the area and approximate layout thereof will be substantially equivalent after the Date of Taking as they were before the Date of Taking. Landlord shall give notice of such election within sixty (60) days after the Date of Taking, and such notice shall cause Tenant's election to terminate this Lease pursuant to Section 7.2.3 to become null and void; provided, Landlord must commence such restoration as soon as practicable and diligently pursue completion thereof. In such case, this Lease shall continue in full force and effect without any reduction in Total Rent, as adjusted, and Additional rent, except that during such restoration, said rent shall be proportionately and equitably adjusted.

     7.2.5 Restoration of Premises. If there is a partial Taking of the Premises, and neither party elects to terminate this Lease pursuant to Section 7.2.3, then Landlord shall repair and restore the Premises to the best possible tenantable condition and the Total Rent, as adjusted, and Additional Rent shall be proportionately and equitably adjusted. Any rent adjustment shall be based upon the extent to which the restoration interferes with Tenant's use of the Premises for its Permitted Use.

     7.2.6 Award. All compensation awarded for any Taking effected during the period of this Lease shall be the property of Landlord, whether such Award is for compensation for damages to Landlord's or Tenant's interest, and Tenant hereby assigns all of its interest in any Award to Landlord; however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant's trade fixtures or equipment which shall be recoverable by Tenant from the Condemnor in a separate action. No claim by Tenant may diminish Landlord's Award.

     7.2.7 Temporary Taking. The Taking of the Premises or any part thereof by military or other public authority shall constitute a Taking of the Premises only when the use and occupancy by the Taking authority has continued for longer than one hundred eighty (180) consecutive days. During the one hundred eighty (180) day period, all provisions of this Lease shall remain in full force and effect, except that Total Rent, as adjusted, and Additional Rent shall be proportionately and equitably adjusted during such period of Taking based on the extent to which the Taking interferes with Tenant's use of the Premises. Landlord shall be solely entitled to any Award that may be paid for the use and occupation of the Premises for the period involved as provided in
Section 7.2.6.

                                  ARTICLE VIII

                              RIGHTS OF MORTGAGEE

     8.1 PRIORITY OF LEASE.

     Landlord shall have the option to subordinate this Lease to any mortgage or deed of trust (the "Mortgage") on the Premises (the "Mortgaged Property") , provided that the holder thereof (the "Mortgagee") enters into an agreement with Tenant by the terms of which the mortgagee (or anyone purchasing Mortgagee's interest at foreclosure sale) will agree to recognize the rights of Tenant under this Lease and to accept Tenant as a tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such Mortgagee through foreclosure proceedings or otherwise and Tenant will agree Lo recognize the Mortgagee as the landlord hereunder in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and such Mortgagee and anyone purchasing the Mortgaged Property at any foreclosure sale.

     Within fifteen (15) days of Landlord's prior written request, Tenant agrees to execute and deliver from time to time a written agreement and any other documents in order Lo accomplish the purposes of this Section 8. 1 which are required by any Mortgagee or issuer of any commitment to make a Mortgage, provided, however, any such agreement will only be executed in exchange for a non-disturbance agreement executed by such mortgagee or issuer of a commitment Lo make a mortgage. Failure of Tenant to so execute and deliver said documents) within ten (10) days of Landlord's written demand notice subsequent to Landlord's initial f if teen (15) day prior written request shall constitute a default under this Lease. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the Mortgagee reasonably deems usual or customary; provided, however, that any term or condition therein which is intended to amend this Lease or lessen Tenant's rights hereunder shall not be deemed usual or customary. Unless Landlord exercises such option, this Lease shall be superior to and shall not be subordinate to any Mortgage or other voluntary lien or other encumbrance on the Mortgaged Property. Said written agreement and other documents shall accurately reflect the Lease terms and conditions in effect at that time.

     8.2 LIMITATION ON MORTGAGEE'S LIABILITY.

     Upon entry and taking possession of the Mortgaged Property for any purpose other than foreclosure, the Mortgagee shall have all rights of Landlord and, during the period of such possession, the duty to perform all Landlord's obligations hereunder. Except during such period of possession, no Mortgagee shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure Lo perform, any of the obligations of Landlord unless and until such Mortgagee shall enter and take possession of the Mortgaged Property for the purpose of foreclosing a Mortgage. Upon entry for the purpose of foreclosing a mortgage, such Mortgagee shall be liable to perform all of the obligations of Landlord, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance to the owner of the equity of the Mortgaged Property.

     8.3 NO PREPAYMENT OR MODIFICATION, ETC.

     Neither Total Rent, as adjusted, Additional Rent, nor any other charge shall be paid more than ten (10) days prior to the due dates thereof, and payments made in violation of this provision shall (except Lo the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such Mortgagee, and Tenant shall be liable for the amount of such payments to such Mortgagee-No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement Lo modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or Lo relieve Tenant of any obligations or liability under this Lease, shall be valid as against Mortgagee unless consented to in writing by Landlord's Mortgagees of record which mortgagees have given Tenant written notice of their intent to exercise such authority, if any, such consent not to be unreasonably withheld or delayed.

                                   ARTICLE IS

                                    DEFAULT


         9.1  DEFAULT BY TENANT.

         If one or more of the following Events of Default shall occur and shall continue for such time after any required notice is given as hereinafter provided:

         (i) If Tenant shall fail to pay any rent and/or any other sum due hereunder when due in accordance with the terms of this Lease and such default shall continue for a period of five (5) days after written notice to Tenant thereof; or

         (ii) If Tenant shall fail to keep or perform or abide by any other term, condition, covenant or agreement in this Lease or of the Rules and Regulations now or hereafter in effect and such default shall continue for a period of fifteen (15) days after written notice to Tenant thereof; or

         (iii) If Tenant, or if Tenant is a partnership, if any partner of Tenant, shall file a petition in bankruptcy or take or consent to any other action seeking any such judicial decree or shall make any assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if any court of competent jurisdiction shall enter a decree or order adjudicating it bankrupt or insolvent, or if any trustee or receiver for Tenant or for any substantial part of its property be appointed, or if any person shall file a petition for involuntary bankruptcy against Tenant and such appointment or petition shall not be stayed or vacated within sixty (60) days of entry thereof; or

         (iv) If Tenant,s interest in this Lease or the Premises shall be subjected to any attachment, levy or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within thirty (30) days of entry thereof; or

         (v) If Landlord, on four (4) or more occasions in any twelve (12) month period, gives notice to Tenant of default under the first and third subparagraphs above, notwithstanding Tenant's cure of such noticed defaults within the allowable periods;

         Then and in any such event Landlord without declaring a termination of this Lease (which right is, however, unconditionally and absolutely reserved) may at its election exercise one or more of the remedies in Section 9.2 in addition to any other remedies available to Landlord in law, in equity, or pursuant to the terms of this Lease.

         Notwithstanding anything contained in this Section 9.1 to the contrary, Tenant may cease operations, vacate or abandon the Premises or fail to operate its business continuously in the Premises so long as Tenant continues to (i) pay Total Rent, Additional Rent, and other charges, if any, to Tenant hereunder, including costs incurred by Landlord in the ordinary course of operating and maintaining the Premises and collecting all sums due and owed Landlord under this Lease, and (ii) perform all other obligations and duties assigned to Tenant hereunder, and such vacating or abandonment shall not be deemed a default hereunder.

         9.2  REMEDIES TO LANDLORD UPON DEFAULT BY TENANT.

         Upon the occurrence of any Event of Default as set forth above, Landlord, with or without terminating this Lease, immediately or at any time thereafter, shall have the right, at its option, to utilize any one or more of the following rights:

         (i) Landlord may make any payment required of Tenant and/or re-enter the Premises and correct or repair any condition which shall constitute a failure on Tenant's part to keep or perform. Tenant shall reimburse and compensate Landlord for any expenditures made by Landlord in making such payment and/or corrections or repairs within fifteen (15) days after delivery of a statement to Tenant;

         (ii) Landlord may demand in writing that Tenant vacate the Premises. Tenant shall vacate the Premises and remove all its property thereon within thirty (30) days of Tenant's receipt of such notice, whereupon Landlord shall have the right to re-enter and take possession of the Premises;

         (iii) Landlord may accelerate and collect all rent and all other charges which are due or may become due it under the Lease for the balance of the Term;

         (iv) Landlord may re-enter the Premises and remove Tenant therefrom and all property belonging to or placed on the Premises by, at the direction of, or with the consent of Tenant;

         (v) Landlord may re-let the Premises or any part thereof for such time and at such rent and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such re-letting. Tenant shall pay all costs of such re-letting including the cost of any repairs to the Premises. If this Lease shall have not been terminated, Tenant shall continue to pay all rent due under this

Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent collected from any such subsequent tenant or tenants and the rent reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein;

         (vi) Landlord, immediately or at any time thereafter, may terminate this Lease without notice or demand to vacate the Premises. This Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination and upon such termination Landlord shall have and recover from Tenant all damages Landlord may suffer by reason of such termination including without limitation the cost (including legal expenses and reasonable attorneys' fees) of recovering possession of the Premises, and the cost of any repairs to the Premises which are necessary or proper to prepare the same for reletting. In addition thereto, Landlord, at its election, shall have and recover from Tenant either (i) an amount equal to the excess, if any, of the total amount of all rents to be paid by Tenant for the remainder of the Term of this Lease over the then reasonable rental value of the Premises for the remainder of the Term of this Lease or (ii) the rents which Landlord would be entitled to receive from Tenant pursuant to the provisions of subparagraph (v) above if the Lease were not terminated. Such election shall be made by Landlord's giving Tenant written notice thereof within thirty (30) days of the notice of termination.

         In the event of any re-entry of the Premises by Landlord pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such re-entry by Landlord except such claims as arise from the negligence of Landlord. Tenant shall save Landlord harmless from any loss, cost (including legal expenses and reasonable attorneys' fees) or damages suffered by Landlord by reason of such re-entry and storage of Tenant's property, if any. No such re-entry shall be considered or construed to be a forcible entry.

         Upon any breach of this Lease, regardless of whether such breach is, or becomes, an Event of Default, Landlord shall be reimbursed for any and all expenses incurred by Landlord, including legal expenses, and reasonable attorneys' fees, in enforcement of the terms and provisions of this Lease.

         The exercise by Landlord of any one or more of the remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other remedies herein provided. Ail remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively or in any other manner and are in addition to any other rights provided by law.

         Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the Tenant's default under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time.

         9.3  DEFAULT BY LANDLORD; TENANT'S REMEDIES.

         In the event of any default hereunder by Landlord, except as otherwise specifically provided herein (including as provided in Sections 2.2.1 and 2.2.2 hereof), Tenant shall not be entitled to terminate this Lease, but shall have the right to pursue any other legal or equitable remedy available under law or in equity, including money damages and set-off.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1  TITLES, HEADINGS, CAPTIONS, AND REFERENCES.

         The article and section captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and, if there be more than one tenant, the obligations herein imposed upon Tenant shall be joint and several.

         10.2  NOTICE OF LEASE.

         Upon request of either party both parties shall execute and deliver, after the Term begins, a short form memorandum of this Lease in form appropriate for recording or registration, the costs of recording to be paid by Tenant, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the fact and date of termination.

         10.3  NOTICE.

         No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord's Address or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's Address or at such other place as may have been specified by prior notice to Landlord. Unless this Lease specifically provides to the contrary, any communication so addressed shall be deemed duly served and received if mailed by registered or certified mail, return receipt requested.

         10.4  BIND AND INURE.

         The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Whenever the Premises are owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee, beneficiary or shareholder of the trust individually.

         10.5  NO SURRENDER.

         The delivery of keys or other such tender of possession of the Premises to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         10.6  NO WAIVER.

         The failure of Landlord or of Tenant seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to herein, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations.
The receipt by Landlord of all or a portion of Total Rent, as adjusted, or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord or Landlord's Representative. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

         10.7  NO ACCORD AND SATISFACTION.

         No acceptance by Landlord of a lesser sum than the Total Rent, as adjusted, Additional Rent and other sums then due from Tenant shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

         10.8   CUMULATIVE REMEDIES.

         The specific remedies to which a party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, both Landlord and Tenant, if so ordered by a court of competent jurisdiction, shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a degree compelling specific performance of any such covenants, conditions or provisions.

         10.9   PARTIAL INVALIDITY.

         If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         10.10  LANDLORD'S AND TENANT'S RIGHT TO CURE.

         If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of one percent (1%) per annum in excess of the then prime rate of interest being charged by NationsBank), and all necessary incidental documented costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

         If Landlord shall at any time default in the performance of any obligation under this Lease, Tenant shall have the right, but shall not be obligated, to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Tenant is made in this Lease with respect to such default. In performing such obligation, Tenant may make any payment of money or perform any other act. Tenant shall be reimbursed by Landlord for any such sums paid by Tenant (together with interest at the rate of one percent (1%) per annum in excess of the then prime rate of interest being charged by NationsBank), and all necessary incidental costs and expenses in connection with the performance of any such act by Tenant. Tenant may exercise the foregoing rights without waiving any of its other rights or releasing Landlord from any of its obligations under this Lease.

         10.11  ESTOPPEL CERTIFICATES.

         Tenant agrees on the Term Commencement Date, and from time to time thereafter upon not less than fifteen (15) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, certifying that to the best of its knowledge this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Total Rent, as adjusted, and Additional Rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications, and if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Total Rent, as adjusted, Additional Rent and other charges have been paid. Not withstanding anything contained herein, Tenant shall only execute and deliver such statement that in its form and content is true and accurate as of the date of delivery thereof. Failure of Tenant to so execute and deliver said document(s) within ten (10) days of Landlord's written demand notice subsequent to Landlord's initial fifteen (15) day prior written request shall constitute a default under this Lease.

         Any such statement delivered pursuant to this Section 10.11 may be relied upon by any prospective purchaser or mortgagee of property which include the Premises or any prospective assignee of any such mortgagee. Likewise, Landlord agrees from time to time upon not less than fifteen (15) days prior written notice by Tenant, to execute, acknowledge and deliver to Tenant a similar statement in writing to serve as an estoppel certificate covering such matters as are reasonably required by Tenant in its business operations.

         10.12  WAIVER OF SUBROGATION.

         Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and it can be so written without additional premium or with an additional premium which the other party agrees to pay and without otherwise adversely affecting coverage, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

         10.13  BROKERAGE.

         Tenant represents and warrants that it has identified to Landlord that no broker is involved in connection with Tenant's representation in this transaction. Tenant agrees to defend, indemnify and save Landlord and Managing Agent harmless from and against any and all claims and damages (including reasonable attorneys' fees) for a commission arising out of this Lease made by anyone, except that Landlord shall be solely responsible for the commissions due The Lundy Group, Inc. and such commission agreement shall be attached to this Lease.

         10.14  EVIDENCE OF AUTHORITY.

         If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in North Carolina, that the corporation has full right and authority to enter into this Lease and that the person(s) signing on behalf of the corporation are authorized to do so.

         10.15  LEASE REVIEW; DATE OF EXECUTION.

         The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by both Landlord and Tenant. The date of execution shall be inserted on the execution signature page of this Lease, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final date of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the Date of Execution or Execution Date.

         10.16  SIGNAGE.

         Tenant shall have the right to place, construct and maintain an exclusive exterior sign on the Building or other portion of the Premises identifying Tenant and/or advertising its business. Said sign, to the extent the cost of same exceeds the allowance therefor in the Project Budget, shall be constructed at Tenant's sole expense. Landlord shall have the right to approve such sign, which approval shall not be unreasonably withheld. It is the intent of the parties that the Building located on the Premises shall be known as the PPD Building and that Tenant, to the extent permitted by local municipal codes, rules and regulations, shall be entitled to place a sign on the building designating it as such. Any sign Tenant has the right to place, construct and maintain shall comply with all applicable laws, ordinances, and restrictive covenants. Upon termination of this Lease, Tenant shall remove any signs, and replace and repair any damage or injury to the Premises caused thereby.

         10.17  HAZARDOUS SUBSTANCES.

         Tenant agrees that no storage tanks or facilities shall be installed or placed on the Premises without Landlord's prior written consent. Tenant shall be solely responsible for any storage tanks and facilities which Tenant places upon the Premises. Tenant shall have no responsibility or liability for any storage tanks, facilities, or hazardous substances (as herein defined) which Tenant did not introduce or authorize to be introduced, either directly or indirectly, onto or into the Premises.

         Tenant agrees to indemnify and hold harmless Landlord for any and all claims, fines, damages, judgments, penalties, costs, liabilities or loss, including without limitation any and all sums to pay for settlement claims, attorney's fees, consultants or expert fees, from or in connection with presence or suspected presence of Hazardous Substances in or on the Premises, unless the Hazardous Substances are present or enter onto or into the Premises as the result of negligence, willfulness misconduct, or other acts of Landlord or Landlord's agents or invitees. To the extent that such substances are present or enter onto or into the Premises due to such acts of Landlord or Landlord's agents or invitees, Landlord indemnities Tenant to the same extent as Tenant indemnities Landlord herein. Without limitation of the forgoing, this indemnification shall include any and all cost incurred due to any investigation of the Premises, or any clean-up, removal or restoration mandated by a federal, state or local agency, unless the Hazardous Substances are present as a result of negligence, willful misconduct or other acts of Landlord, Landlord's agents or invitees. This indemnification shall include any and all costs due to the flowing, leaching, defusing, migrating, or percolating of Hazardous Substances into or onto Premises after the date of this Lease.

         For purposes of the provision, the term "Hazardous Substances" shall be interpreted broadly to include, but not be limited to, substances designated as hazardous under the Resource Conservation and Recovery Act, Federal Water Pollution Control Act, the Clean Air Act, or the Comprehensive Environmental Response Compensation Liability Act of 1980 and oil and petroleum base derivatives. The terms shall also be interpreted to include, but not be limited to, any substances which after release into the environment and upon exposure, ingestion, inhalation, or assimilation, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer and/or genetic abnormalities.

         10.18  PUNCH LIST.

         Landlord, Landlord's contractor and Tenant shall jointly conduct a visual inspection of the Premises and agree upon a written punch list of defects in construction prior to occupancy and the Term Commencement Date. Landlord and Tenant hereby agree that failure to include a latent defect or defects on such punch list does not constitute a waiver by Tenant of any rights under this Lease or under applicable law with respect to such defects. Within thirty (30) days of compiling said punch list, Landlord will use its best efforts to immediately commence and diligently complete any work required to correct punch list items and defects noted by Tenant.

         10.19  MODIFICATION FOR BENEFIT OF LANDLORD'S MORTGAGEE.

         Tenant may enter into any certificates, lease memoranda, or modifications of this Lease, when so requested by any institutional lender providing financing to Landlord for the construction of improvements to Premises, provided execution of such certificates, modifications or other instruments is reasonable and any Lease modifications are acceptable to Tenant acting in good faith.

         10.20  SECURITY DEPOSIT.

         Tenant has concurrently with the execution of this Lease, deposited with the Landlord the sum set forth for the Security Deposit in the Fundamental Lease Provisions in Section 1.1 as security for the full and faithful performance of each and every provision of this Lease to be performed by Tenant. Such Security

Deposit along with any and all interest earned on said Deposit will be applied to Tenant's first rent due. If Tenant defaults with respect to any provision of this Lease, Landlord may, in addition to any other remedy it may have, use, apply, or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant shall have fully and faithfully performed each provision of this Lease, the Security Deposit or any balance thereof shall used to pay the first rents due under this Lease. In the event of a sale, lease or other transfer of the Premises prior to the first rents due under this Lease, Landlord shall have the right to transfer the Security Deposit to the vendee, lessee or transferee, and Landlord shall thereupon be released from all liability for the return of such Security Deposit, and Tenant shall look to the new landlord solely for the return of said Security Deposit and this provision shall apply to every transfer or assignment made of the Security Deposit to a new Landlord.

         10.21  ENTIRE AGREEMENT AND NO OFFER.

         This Lease constitutes the entire agreement, intent and understanding between the parties hereto with respect to the subject matter hereof, and no prior or contemporaneous agreement or understanding with regard to any matter shall be effective for any purpose unless reduced to writing herein. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successor in interest. The submission of this Lease for examination or consideration by Tenant shall not constitute an offer to lease by Landlord nor a reservation of space and this Lease shall be effective only upon execution and delivery hereof by both Landlord and Tenant.

         10.22  REPRESENTATIONS.

         Tenant acknowledges that neither Landlord nor Landlord's employees or contractors have made any representations or promises with respect to the Premises, or this Lease except as expressly set forth herein and that Tenant shall have no claim, right or cause of action based on or attributable to any representation or promise allegedly made by Landlord, its agents, employees or contractors which is not expressly set forth herein.

         10.23  JURISDICTION.

         The laws of the State of North Carolina shall govern the interpretation, validity, performance, and enforcement of this Lease.

         EXECUTED as a sealed instrument in two or more counterparts on the day and year written below.


LANDLORD: BBC FAMILY LIMITED               TENANT: PHARMACEUTICAL
          PARTNERSHIP                              PRODUCT DEVELOPMENT, INC.

By: /s/ Scott C. Sullivan         (SEAL)   By: /s/ Fred Eshelman
   -----------------------------              ---------------------------
          [Signature]                                 [Signature]
Its: General Partner                       Its:       CEO
    ----------------------------               --------------------------
            [Title]                                   [Title]
By: /s/ Jahn Handre               (SEAL)   By:
   -----------------------------              ---------------------------
            [Signature]                               [Signature]
Its: General Partner                       Its:
    ----------------------------               --------------------------
            [Title]                                   [Title]

WITNESSED BY:                     ATTEST BY:

By: /s/ Richard M. Mayer                   By: /s/ Rudy C. Howard
   -----------------------------              ---------------------------
            [Signature]                               [Signature]

            Its: /s/    Attorney
                 ------------------------------------
                                           [Title]

                                                   (Affix Corporate Seal)


Execution Date  3/25/96, 1996

                                   EXHIBIT A

                       Legal Description of the Property


         A certain tract or parcel of land lying and being in Wilmington Township, New Hanover County, North Carolina, and being a part of the Bruce B. Cameron Property, and being further described as follows:

         Beginning on a right of way monument located at the intersection of the eastern right of way of Seventeenth Street Extension (150 ft. right of way) with the northern right of way of Independence Blvd. Extension (100 ft. right of way):

         Proceed from said beginning point with the northern right of way of independence Blvd. Extension N 39-14-24 E 431.84 ft. to a right of way monument, thence with said right of way a curve to the left having a radius of
904.93 ft. and a chord of N 26-55-28 E 386.03 ft. to a point, thence leaving said right of way N 72-07-52 W 77.67 ft. to a point, thence N 70-06-26 W 44.78 ft. to a point, thence S 21-55-01 W 120.00 ft. to a point, thence N 70-56-13 W
312.27 ft. to a point, thence N 09-12-14 E 155.00 ft. to a point, thence N 86-23-50 w 91.36 ft. to a point, thence S 85-38-36 w 59.84 ft. to a point on the eastern right of way of Seventeenth Street Extension, thence with said right of way S 04-21-24 E 870.27 ft. to a right of way monument, thence with said right of way N 85-38-37 E 68.14 ft. to the point of beginning and containing 5.935 acres according to computations by Hanover Design Services, P.A. (An actual survey was not performed this date.)

         All bearings are relative to N.C. Grid North (N.A.D. 1983)

                                   EXHIBIT B

                                   Site Plan



                           See Schedule III attached.

                                   EXHIBIT C

                            Plans and Specifications

1.       Description of Plans and Specifications.

         The plans and specifications are those plans and specifications prepared by Boney Architects, Inc. et al set forth in Schedule I which are hereby incorporated by reference into this Lease and made a part hereof.

2.       List of Plans and Specifications.

         See Schedule I attached.

3.       Project Budget.

                 Description                                           Amount
                 -----------                                           ------
                 Architectural and                                  $  489,600
                  Engineering
                 Site Work and other
                  construction costs                                $1,057,898
                 Building Shell                                     $3,688,150
                 Impact Fees                                        $   51,136
                 Tenant Up Fit*                                     $1,478,725
                 Financial                                          $  327,000
                 General and Administrative                         $  156,500
                 Marketing                                          $  127,500
                 Legal Fees                                         $   37,000
                 UCB Building Leases Buy Out
                                  (Cap)                             $  350,000
                 Retention Pond                                     $  135,000
                 Additional Land                                    $  383,000
                 Contingency                                        $  108,454
                                                                    ----------
                          Total                                     $8,389,963

*The appearance, quality level and finishes employed in Tenant Up Fit shall be in conformance with Tenant's present 5th Floor Suite in the UCB Building, 115
N. Third St., Wilmington, NC. Final selection of finishes and materials are to be approved by Tenant. Selections will be made within budgeted allowances provided in Schedule II attached. Quality and workmanship are to be approved by the architect. Final selection of finishes and materials shall be made by Tenant and approved by the architect on or before May 15, 1996. Said selections shall not require structural changes to the Building.

                                   EXHIBIT D

                             Landlord's Services

1.0      General

         Landlord shall perform all services included in Operating Expenses as set forth in Section 4.2.1 of this Lease, unless and except otherwise provided in Section 4.2.1 or elsewhere in this Lease, which services shall include but not be limited to those items described in Sections 2.0 through 8.0 below.

2.0      Heating, Ventilating, and Air Conditioning

2.1      Maintenance and Repair or Replacement

         Landlord will maintain heating, ventilating, and air conditioning systems as required to provide inside temperatures between 70 degrees and 74 degrees Fahrenheit for such hours as Tenant is conducting business on the Premises. These systems shall be kept in good working order with scheduled replacement of filters and service as needed.

2.2      Special Systems

         Maintenance and repair or replacement of any additional or special air conditioning equipment including units for the Computer/Telephone Room and Drug Rooms, will be at Tenant's expense.

3.0      Plumbing and Water Service

3.1      Building Services

         Landlord will provide hot water for shower and lavatory purposes and cold water for drinking, shower, lavatory and toilet purposes. Maintenance and repair or replacement of said items and plumbing, hot water heaters, garbage disposal, dishwasher, sinks, faucets, and toilets, shall be Landlord's responsibility, except as provided in section 6.1.15 of the Lease. Vending machines shall be Tenant's responsibility.

3.2      Irrigation System

         Landlord will maintain landscaping of the Premises. Landlord will prune, weed, mow, and replace plantings as necessary. Landlord will provide and maintain an irrigation system to water the Premises as needed. The irrigation water will be separately metered and its cost will be paid by Landlord.

4.0      Lighting

         Maintenance, repair and replacement of light fixtures shall be Landlord's responsibility. Tenant will reimburse Landlord for the cost of lamps, ballasts, and starters, and the cost of replacing same within the Premises. Lights will be checked and replaced, as needed, monthly.

5.0      Breakroom and Vending Installation

5.1 Maintenance, repair and replacement of plumbing, plumbing fixtures, sinks, faucets, garbage disposals, and dishwasher shall be Landlord's responsibility. Tenant shall keep such areas clean and sanitary.

5.2 Vending machines or refreshment service installation by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.

6.0      Electricity

6.1 Landlord shall maintain, repair or replace the Building distribution system in conformance with local codes and in good working order. Landlord will be responsible for electrical utility company wiring and entrance to the Building.

6.2 Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electrical distribution system any fixtures, appliances or equipment other than normal office machines such as personal computers, fax machines, desk-top calculators and standard typewriters, or any fixtures, appliances or equipment which Tenant on a regular basis operates beyond normal building operating hours.

6.3 Tenant's use of electrical energy on the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electrical distribution system any fixtures, appliances or equipment which operates on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Building or Premises. Unless Landlord shall reasonably object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment thereof shall be provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord's demand.

7.0      Telephone Service

7.1 Landlord shall be responsible for maintenance of Telephone Service to the Southern Bell - PPD interface. Tenant shall be responsible for all wiring and equipment beyond that point.

8.0      Grounds and Outside Building Maintenance

8.1 Landlord shall be responsible for maintenance of the Building exterior surface. Landlord will wash windows as needed (weather permitting) and perform any other required maintenance.

8.2 Landlord will maintain exterior walks and parking lot. Landlord will replace or patch paving as required.

8.3 Landlord will be responsible for snow and ice removal, said service to be provided on a demand basis.

8.4 All repairs to the Building roof will be Landlord's responsibility. Tenant shall obtain Landlord's permission before erecting any structure on the roof or before making any roof penetration.

                                   EXHIBIT E

                             Rules and Regulations


         1.0 Freight. The moving in or out of the Premises of all safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         2.0 Signs; Window or Door Hangings. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in or used in connection with any window or door of the Premises without the prior written consent of Landlord. Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color, and style acceptable to Landlord.

         3.0 Locks and Keys. Tenant shall, upon the termination of its tenancy, hand over to Landlord all keys of stores, shops, booths, stands, offices and toilet rooms, either furnished to or otherwise procured by Tenant.

         4.0 Solicitations on Premises. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

         5.0 Smoking Policy. If Tenant elects a controlled smoking policy, Tenant must also arrange for designated smoking areas within its Premises and may not allow its employees to monopolize common areas of the building for the purposes of smoking. The responsibility for enforcement of this will remain with Tenant for its respective employees. Tenant remains responsible for enforcing all applicable codes and regulations related to smoking.

                                   EXHIBIT F

                              Janitorial Services


A.       Daily Duties

         1.      Office Areas

                 -        Empty trash and reline containers as needed
                 -        Clean waste containers as needed
                 -        Vacuum all rugs and carpeted areas

         2.      Lavatories

                 -        Sweep and mop floors with disinfectant
                 -        Wash both sides of toilet seats with disinfectant
                 -        Spot clean toilet partitions
                 -        Wash all mirrors, basins, bowls, urinals
                 -        Empty and disinfect sanitary napkin disposal
                                  receptacles
                 -        Refill toilet tissue, towel, soap and sanitary
                               napkin dispensers

         3.      Lobby Area, Conference Rooms, Halls, Elevators

                 -        Wipe down doors, clean glass (interior and exterior)
                 -        Vacuum elevator carpets and wipe down doors and walls
                 -        Vacuum hall carpets
                 -        Wet mop/buff lobby tile
                 -        Clean receptionist counter, straighten magazines,
                                etc.
                 -        Clean water coolers

         4.      Loading Dock

                 -        Clean glass
                 -        Sweep loading dock and stairs
                 -        Sweep and keep area around dumpsters neat
                 -        Mop tile floor nightly

         5.      Breakroom

                 -        Wipe down tables and chairs
                 -        Wet mop tile floors each night
                 -        Wipe front of refrigerator, dishwasher, and vending
                                  machines
                 -        Clean inside and outside of microwave nightly
                 -        Empty dishwasher of all clean dishes and place in
                                  the cupboard
                 -        Place containers, dirty dishes in dishwasher.  Run
                               dishwasher nightly
                 -        Keep toaster and other appliances clean
                 -        Maintain neat appearance of breakroom
                 -        Refill towel dispensers
                 -        Empty and clean aluminum can and glass recyclable
                                  container

B.       As Needed Duties

         1.      Resilient Tile

                 -        Buff all resilient tile

         2.      Carpet

                 -        Spot clean

C.       Weekly Duties

                 -        Hand dust and wipe clean all horizontal surfaces with
                                  treated cloths.  Includes:
                                  furniture clean workstations (work areas to be cleared by PPD Employees) office equipment window sills door ledges chair rails baseboards

                 -        Remove finger marks from entrance doors, light
                                  switches and doorways

                 -        Sweep all stairways

D.       Monthly Duties

                 -        Buff and wax tile floors (strip and wax yearly)
                 -        Vacuum seat cushions on chairs
                 -        Dust blinds
                 -        Clean inside of windows

                                   EXHIBIT G

                              UCB Building Leases

1. Lease Agreement between LOI Building, Inc. ("LOI") and Pharmaceutical Product Development, Inc. ("PPD") dated February 9, 1993, as amended by First Amendment dated December 14, 1994 and Second Amendment dated August 18, 1995.

2. Lease Agreement between LOI and PPD dated November 1, 1990, as amended by First Amendment dated August 18, 1995.

3. Lease Agreement between LOI and PPD dated May 18, 1994, as amended by First Amendment dated August 18, 1995.

4. Lease Agreement between LOI and PPD dated June 7, 1993, as amended by First Amendment dated August 18, 1995.

5. Lease Agreement between LOI and PPD dated August 18, 1995 (4,680 square feet).

6. Lease Agreement between LOI and PPD dated August 18, 1995 (8,155 square feet).

                                    Schedule I

Drawing #                 Description                 Issued By                      Date
- ---------                 -----------                 ---------                      ------
LA-1.0           Cover Sheet                       Land Design, Inc.                 1/9/96
LA-1.1           Site Survey                       Land Design, Inc.                 1/9/96
LA-2.0           Master Plan                       Land Design, Inc.                 1/9/96
LA-3.1           Site Layout Plan                  Land Design, Inc.                 1/9/96
LA-4.1           Final Grading Plan                Land Design, Inc.                 1/9/96
LA-5.0           Site Details                      Land Design, Inc.                 1/9/96
LA-5.1           Site Details                      Land Design, Inc.                 1/9/96
LA-5.2           Site Details                      Land Design, Inc.                 1/9/96
LA-5.3           Site Details                      Land Design, Inc.                 1/9/96
LA-6.0           Planting Plan                     Land Design, Inc.                 1/9/96
LA-6.1           Planting Details                  Land Design, Inc.                 1/9/96

C1               Utility Plan                      Talbert & Bright, Inc.            1/9/96
C2               Sewer Line                        Talbert & Bright, Inc.            1/9/96
C3               Sewer Line                        Talbert & Bright, Inc.            1/9/96
C4               Utility Plan                      Talbert & Bright, Inc.            1/9/96
C5               Storm Drainage Profiles           Talbert & Bright, Inc.            1/9/96
C6               Storm Drainage Profiles           Talbert & Bright, Inc.            1/9/96
C7               Erosion Control Plan              Talbert & Bright, Inc.            1/9/96
C8               Erosion Control Plan              Talbert & Bright, Inc.            1/9/96
C9               Erosion Control Plan              Talbert & Bright, Inc.            1/9/96
C10              Erosion Control Plan              Talbert & Bright, Inc.            1/9/96
C11              Storm & Sanitary Sewer            Talbert & Bright, Inc.            1/9/96
C12              Water Detail Sheet                Talbert & Bright, Inc.            1/9/96
C13              Roadway Improvement Plan          Talbert & Bright, Inc.            1/9/96
C14              Roadway Grades                    Talbert & Bright, Inc.            1/9/96
C15              Roadway Marking                   Talbert & Bright, Inc.            1/9/96
C16              Roadway Details                   Talbert & Bright, Inc.            1/9/96
C17              Plan & Profile                    Talbert & Bright, Inc.            1/9/96

G-1.0            Index/Schedules                   Boney Architects                  1/9/96
G-1.1            Door/Window Details               Boney Architects                  1/9/96
A-1-1            Level One Plan                    Boney Architects                  1/9/96
A-1.2            Level Two Plan                    Boney Architects                  1/9/96
A-1.3            Level Three Plan                  Boney Architects                  1/9/96
A-1.4            Roof Plan                         Boney Architects                  1/9/96
A-1.5            Level One RCP                     Boney Architects                  1/9/96
A-1.6            Level Two RCP                     Boney Architects                  1/9/96
A-1.7            Level Three RCP                   Boney Architects                  1/9/96
A-2.0            Elevations/Bldg. Sections         Boney Architects                  1/9/96
A-3.0            Wall Sections                     Boney Architects                  1/9/96
A-3.1            Wall Sections                     Boney Architects                  1/9/96
A-4.0            Details                           Boney Architects                  1/9/96
A-4.1            Details                           Boney Architects                  1/9/96
A-5.0            Enlarged Plans/Int Elev           Boney Architects                  1/9/96
A-5.1            Interior Elevations/
                 Details                           Boney Architects                  1/9/96
A-5.2            Stair/Elevator Details            Boney Architects                  1/9/96


Drawing #                 Description                       Issued By                Date
- ---------                 -----------                       ---------                ----
S1               Dimension Plan/Notes              Boney Architects                  1/9/96
S2               Foundation Plan                   Boney Architects                  1/9/96
S3               Second Floor Framing              Boney Architects                  1/9/96
S4               Third Floor Framing               Boney Architects                  1/9/96
S5               Roof Framing                      Boney Architects                  1/9/96
S6               Details                           Boney Architects                  1/9/96
S7               Details                           Boney Architects                  1/9/96
S8               Details                           Boney Architects                  1/9/96

TG1.0            Index/Schedules/Details           Boney Architects                  2/23/96
TG1.1            Door/Finish Schedule              Boney Architects                  2/23/96
T-1.1            Level One Plan                    Boney Architects                  2/23/96
T-1.2            Level Two Plan                    Boney Architects                  2/23/96
T-1.3            Level Three Plan                  Boney Architects                  2/23/96
T-1.4            Level One RCP                     Boney Architects                  2/23/96
T-1.5            Level Two RCP                     Boney Architects                  2/23/96
T-1.6            Level Three RCP                   Boney Architects                  2/23/96
T-2.0            Architectural Woodwork            Boney Architects                  2/23/96
T-2.1            Architectural Woodwork            Boney Architects                  2/23/96
T-3.0            Details                           Boney Architects                  2/23/96

                                  SCHEDULE II
                      [MILLER BUILDING CORPORATION LOGO]
- --------------------------------------------------------------------------------
                     PPD TENANT UPFIT PROPOSAL COMPARISON


                                                                                          BASED ON
                                                                                       10/17/95 DWGS.            3/4/96
                                                                                          GENERIC                REVISED
TENANT UPFIT:                                                                            PROPROSAL               PROPOSAL
- ------------                                                                             ---------               --------
1  General Conditions                                                                     $ 15,350                $ 21,530
       Builder's Risk Insurance                                                           $    635                $    970
       Building Permit                                                                    $  2,222                $  5,128
2  Rough Carpentry                                                                        $  4,330                $ 10,200
3  Millwork (See Breakdown)                                                            N.I.C.                     $ 64,685
4  Firestopping                                                                           $  2,500                $  2,500
5  Roof Penetrations                                                                      $  1,500                $  1,500
6  Caulking & Sealants                                                                    $    750                $    750
7  Wood Doors                                                                             $ 84,000                $ 72,463

       (Inc. 8' Red Oak, Prefinished, Premachined Door, Hollow                         (140 drs.)               (199 drs.)
       Metal Frame, Fnish Hardware, and Tax) Allowance of $600/
       door w/labor was included with generic pricing.

8  Hollow Metal Frames                                                                 Inc. Above                 $ 13,776
                                                                                                               (104/ea.)
9  Finish Hardware                                                                                                $ 28,987
                                                                                                               (199/sets)
   Change hardware finish to match UCB Building                                                                   $  2,633
10 Fire Door at Dutch Door, Document Control Room                                      N.I.C.                     $  1,360
11 Aluminum Frames, Glass, & Glazing                                                      $ 15,300                $123,417
   Revise aluminum framing finish for 11 above to Dark Bronze Anodized                 N.I.C.                     $  4,323
12 Aluminum Framing at Break Room Inc. Glass                                           N.I.C.                     $  3,289
   Sliding Glass Window at Library                                                     N.I.C.                     $  1,500
13 1/2" Clear Tempered Glass Door w/Sidelite at Door 347A                              N.I.C.                     $  8,000
14 1/2" Tempered Butt Glazing at Lobby Area w/Single Door Each Location                N.I.C.                     $  7,858
   1/2" Tempered Glazing Door 100C                                                     N.I.C.                     $  4,073
   Revise finish for curved glass Lobby framing & doors 100C, 168C, & 116A             N.I.C.                     $  1,011
15 1/2" Tempered Glazing Door 116A                                                     N.I.C.                     $  2,029
   1/2" Tempered Glazing Door 168A                                                     N.I.C.                     $  2,029
   1/2" Tempered Glazing Door 210A                                                     N.I.C.                     $  3,700
   1/2" Tempered Glazing Door 310A - Wood w/Glass                                      N.I.C.                     $  5,000
16 Mirrors at Fitness Center, 133, Locker Rooms, 134, and 135                          N.I.C.                     $  4,845
17 Drywall/Metal Studs                                                                    $137,700
       3 3/5" x 25 Ga. 24" oc with 5/8" ea. Side to 10' to +/- Incl. SAB @ 27.56/lf
       3 5/8" x 25 Ga. 24" oc with 5/8" ea. Side to Deck 1 hr Incl SAB @ $41.40/lf
         (Based on 3,800 lf - 1,900 lf to 10' & 1,900 lf to Deck)
       3 5/8" x 25 Ga. 16" oc with 5/8" ea. Site to 10' +/- Incl. SAB @ $29.50/lf                                 $205,937
       3 5/8" x 25 Ga. 16" oc with 5/8" ea. Site to Deck 1 hr Incl SAB @ $43.45/lf
         (Based on 5,354 lf - 2,132lf to 10' & 3,292 to Deck)


- -------------------------------------------------------------------------------

Page Two, PPD Proposal Comparison

        Add for 2 Hour Rating Document Control Room 382                                                                 $  2,360
        Add for Drywall Ceiling Locker Rooms 134 & 135                                                                  $ 14,900
        Add for Soffits & Ceilings in Third Fl. Executive Areas, (Lobby 300,                                    Inc. Above
                Waiting 346, Exec. Lobby 347, Board Room 349, and CEO 350)
18 Ceramic Tile for Locker Room Showers (Walls 751 sf, Floors 152 sf)                     N.I.C.                        $  8,301
19 Copier Room Revision on Second Floor                                                                                 $  2,500
20 Executive Areas Revisions - 3rd Floor                                                                                $  1,000
21 Acoustical Tile                                                                      Inc. w/Shell            Inc. w/Shell
        Acoustical - Elev. Lobby 300, Metaphor Tile                                       N.I.C.                        $  7,500
        Acoustical - Exec. Lobby 347, Metaphor Tile                                       N.I.C.                Inc. Above
        Acoustical - Waiting Area 346, Nice Upgrade                                       N.I.C.                        $    750
22 Resilient Tile Flooring (Vinyl Base Inc. w/Carpet Allowance)                           N.I.C.                        $  3,936
        Locker Room 134 & 135 at Vanity Tops & Water Closets only, Dock
          Staging 132, Break Room 140 in front of Cabinet Area only, and Copier
          151 (Approximately 370 sf)
        Copier Room 267 & 240, Break Room 267 in front of cabinets only, and
          Copier 266 (Approx. 318 sf))
        Copier Room 389, 390, & 341, Exec. Kitchen 343, Break Room 355, &
          Janitor 354 in Front of Cabinets Only, Approx 421 sf).
23 Carpet - $20/sy Installed (Allowance)                                                $145,310                        $140,000
        Carpet Upgrade in Foyer 310, Lobby 300, Waiting 346, Exec. Lobby                (Approx 7,173sy)        (Approx 7,000/sy)
          347, Assistant 352, CEO 350, Closet 351, & Board Room 349.                      (Upgrade Approx. 273 sy @ $15/sy)
        Main Lobby Carpet Allowance                                                       N.I.C.                        $  4,000
        Stairway Carpet 240 sy @ $20.00/sy                                                N.I.C.                        $  4,800
   *Painting (Allowance) Includes 3 coats of paint on all drywall in service areas        $80,150                       $227,380
           only - Balance of walls to receive VWC, also includes drywall ceilings in
           300, 346, 347, 143, & 135; fabric wall covering in Rooms 149, 211, 264, 234,
           311, 310, 386, 300, 346, 347, 349, & 350.
   *CHANGE IN SCOPE FROM PAINT TO VINYL WALLCOVER TO MATCH UCB BUILDING UPFIT.
           VWC material allowance $12.00/ly including tax & freight
           FWC material allowance $18.00/ly including tax & freight
           Also included is wood trim, and Main Lobby Reception Desk, Library shelving, and Board Room cabinetry.
25 Locker Rooms 134 & 135 - Shower Doors & Screens (Phenolic)                             N.I.C.                        $  2,735
       (4 Doors, 1 Screen)
26 Locker Rooms 134 & 135 - Toilet Accessories                                            N.I.C.                        $  1,671
27 Interior Signs (ADA Required Signs Only)                                               $1,500                        $  1,500
28 Lockers & Benches (Request for items rcv'd 1/16/96)                                    N.I.C.                        $  3,000
29 Add Television Mounts (Request for Item Recv'd 1/16/96)                                N.I.C.                By Owner
30 Entry Mats (Total 4 w/PPD Logo)                                                                                      $  1,500
31 Electric Projection Screen (1 in Board Room)                                                                         $  2,650
32 Mini Blinds, Exterior & Interior                                                       N.I.C.                        $ 29,140
33 Fire Protection - Based on Tenant Layout (original proposal incl.                   Inc. w/Shell                     $  5,885
        approx. 500 heads for open floor areas - Inc. in shell)                                           (Add 107 heads based
                                                                                                          on Tenant Layout
                                                                                                          @ $55/head)

34 Plumbing
        Locker Room 134 & 135, Add 2 flush valve water closets, 4 drop in                 N.I.C.                        $ 12,925
          lavatories, 1 80 gallon water heater & showers

Page Three, PPD Proposal Comparison

       Add SS sink in Breakroom 140,267,355,Exam Room 141 & 145                     N.I.C.               $    3,850
        Serving 150, Exec Kitchen 343, & connection to coffee maker & dishwasher
       Add 1 Dishwasher to 1st Floor Break Room                                     N.I.C.               $      450
        (Request for Item Received 1/16/96)
       Third Floor Mob Basin in Janitor 354                                         N.I.C.               $      900
       Add 1 Floor Drain in Break Room for Reloc. of Ice Maker                      N.I.C.               $      500
        (Request for Item Received 1/16/96)
35 HVAC                                                                                $108,486          $  108,486
       Upfit price includes one 5 - ton Liebert for the computer/telephone rm. &
        two Liebert MiniMates for the Drug Rooms.
36 Electrical
       Standard 120 volt receptacle outlets                                            $ 61,750          $   35,750
                                                                               (475 @$130/ea.)     (550 @ $65/ea)
       Telephone and/or data outlets stub to abv. ceiling                          Inc. Above            $    3,000
                                                                                                   (150 @ 20/ea.)
       Single Pole Switch Outlets                                                      $  4,590          $    9,625
                                                                               (153 ea. @ $30/ea.) (175 ea. @ $55/ea.)
       3-Way Switch Outlets                                                         N.I.C.               $    1,770
                                                                                                   (306 @ $59/ea.)
       Recessed Twin Tube Fluor Fixture w/Outlet                                    N.I.C.               $   27,935
                                                                                                   (151 @ $185/ea.)
       Penetrations/Conduits Thru Roof for Future Satelite                          N.I.C.               $      330
                                                                                                   (2 @ $165/ea)
       Wall Sconce Type Fixtures                                                    N.I.C.               $    9,900
                                                                                                   (18 @ $550/ea)
       Up & Down Fluorscent Fixture for Stairway in lieu of standard strip          N.I.C.               $      828
        fixtures.                                                                                  (6 @ $138/ea)
       Outlet/Connections to Movable Wall Partitions                                N.I.C.               $   13,530
                                                                                                   (33 @ $410/ea)
       Outlet/Connection to Addition HW Heater                                      N.I.C.               $      267
                                                                                                   (1 @ $267/ea)
       Surge Suppression Unit for Panel Serving Computer Rm.                        N.I.C.               $      550
                                                                                                   (1 @ $550/ea)
       Add. Loads in Computer/Drug Rooms (Info Provided by Piedmont)                N.I.C.               $    1,574
       Generator System                                                             N.I.C.               $   22,000
       Add 2 4" Communication Conduits to 2nd Building                              N.I.C.               $    1,515
       Electrical Lighting Changes                                                                 No Change
       SUBTOTAL                                                                        $666,073          $1,324,686
Contractor's Fee, 6.5%                                                                 $ 53,286          $   86,105
Performance Bond                                                                       $  4,996          $        0
                                                                                       --------          ----------
       PROPOSED TOTALS                                                                 $724,355          $1,410,791

Lighting Incl. w/Shell
       Revised - 860 Fixtures*            $145,340 (@ $169/ea - Parabolic)
                                                   (Based on 65 FC - 2x4 Lay - in 32 Cell Parabolic
                                                    Type Lens)
       Original - 800 Fixtures            $ 81,552 (@ $102/ea - Acrylic)
                                          -------- (Based on 80 FC - Std. 2x4 Lay - in Fixture
                                                    w/Acrylic Lens)

                                          $ 63,788                                                       $   63,788
Contractor's Fee, 6.5%                                                                                   $    4,146
                                                                                                         ----------
                                                                                                         $1,478,725

                                 SCHEDULE III



                               [SITE PLAN FOR]
                               P.P.D. (Phase I)

On this page of the original lease is a site plan for Phase 1 of Pharmaceutical Product Development, Inc.'s new building located on 17th Street Extension, Wilmington, North Carolina.

The site plan, oriented North at the top of the page, sets 17th Street Extension running north from the bottom left of the page up to the top left of the page. At the bottom of the page, forking to the northeast from 17th Street Extension at roughly a forty-five degree angle, is Independence Boulevard. The triangular site plan sets Phase I of Pharmaceutical Product Development, Inc.'s new building within the angle and between 17th Street Extension and Independence Boulevard.

Beginning in the southern point of the site and moving northwardly, the site plan depicts approximately 150 parking spaces located in the southern most portion of the site, said portion being approximately three-fifths of the total site plan as measured from south to north, which said north/south measurement is approximately 900 feet. North of said parking spaces is the building which is of a slightly altered rectangular shape centered between the eastern and western lines of the site and occupies approximately one-fifth of the total site plan as measured from south to north. Lastly, located in the most northern one-fifth portion of the site is approximately 50 parking spaces.